FORM OF SURETY BOND

                                    [DATE]


                                                         Surety Bond No. SB____


Re:                    [RELATED TRUST] (the "Trust") [Related Trust Senior
                          Certificates] (the "Senior Certificates")

Insured Obligation:    Obligation of the Trust to pay principal on the Class A
                       Certificates and interest on the Senior Certificates

Beneficiary:           [Trustee] or any successor Trustee of the Trust, for the
                       benefit of the Holders of the Senior Certificates


               CAPITAL MARKETS ASSURANCE CORPORATION ("CapMAC"), in consideration of the payment of the premium and subject to the terms of this surety bond (the "Surety Bond"), hereby unconditionally and irrevocably guarantees to the Beneficiary payment of the Insured Obligation. CapMAC agrees to pay to the Beneficiary,

         (a) on any Distribution Date, an amount equal to the amount, if any, by which the sum of the Aggregate Senior Interest Distribution and the Class Interest Distribution for the Group II Certificates exceeds the sum of the amounts on deposit in the related Distribution Accounts available to be distributed therefor on such Distribution Date,

         (b) on any Distribution Date, other than the Final Scheduled Distribution Date, an amount equal to the amount, if any, by which the Class A Certificate Balance for the Group I Certificates and the Group II Certificates as of such Distribution Date (taking into account distributions on such Distribution Date pursuant to clause
         (viii) of Section 4.05(a) and clause (vii) of Section 4.05(b) of the Pooling and Servicing Agreement (as defined herein)) exceeds the Pool Balance as of the end of the related Due Period, and

         (c) on the Final Scheduled Distribution Date, an amount equal to the Aggregate Class A Certificate Balance for the Group I Certificates and the Group II Certificates on such Distribution Date (taking into account distributions on such Distribution Date pursuant to clause
         (viii) of Section 4.05(a) and clause (vii) of Section 4.05(b) of the Pooling and Servicing Agreement (as defined herein)),



               provided, however, that in no event shall the aggregate amount of payments made hereunder in respect of principal on the Class A Certificates exceed [$Dollar Amount] (the "Insured Principal Amount").

               Notwithstanding the foregoing, in no event shall CapMAC be obligated to make any payments (a) in respect of principal on the Class A Certificates pursuant to any Notice for Payment (as defined below) presented hereunder pursuant to clauses (b) or (c) above in an amount in excess of the lesser of (i) the Insured Principal Amount less the sum of all amounts theretofore paid in respect of principal on the Class A Certificates pursuant to all Notices for Payment hereunder (the "Net Insured Principal Amount") and
(ii) the Aggregate Class A Certificate Balance for the Group I Certificates and the Group II Certificates on the Distribution Date to which such Notice for Payment relates or (b) in respect of principal on an Avoided Payment (as defined below) in excess of the Net Insured Principal Amount.

               Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the [related Pooling and Servicing Agreement] dated as of [ ] (the "Pooling and Servicing Agreement") by and among First National Bank of Keystone, as Seller, Lehman ABS Corporation, as Depositor, Norwest Bank Minnesota, N.A., as Master Servicer and Claims Administrator, the Trustee and Coast Partners Acceptance Corporation, as Contract of Insurance Holder.

               As used herein, the term "Insolvency Proceeding" means the commencement, after the date hereof, of any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings by or against the Seller, the commencement, after the date hereof, of any proceedings by or against the Seller for the winding up or liquidation of its affairs or the consent, after the date hereof, to the appointment of a trustee, conservator, receiver, or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings of or relating to the Seller.

               Subject to the foregoing, if the payment of any amount which is guaranteed pursuant to clauses (a), (b) or (c) in the first paragraph of this Surety Bond is voided (a "Preference Event") under any applicable bankruptcy, insolvency, receivership or similar law in an Insolvency Proceeding, and, as a result of such a Preference Event, the Beneficiary is required to return such voided payment, or any portion of such voided payment made in respect of the Senior Certificates (an "Avoided Payment"), CapMAC will pay on the guarantee described in the first paragraph hereof, an amount equal to each such Avoided Payment, irrevocably, absolutely and unconditionally and without the assertion of any defenses to payment, including fraud in inducement or fact or any other circumstances that would have the effect of discharging a surety in law or in equity, upon receipt by CapMAC from the Beneficiary of (x) a certified copy of a final order of a court exercising jurisdiction in such Insolvency Proceeding to the effect that the Beneficiary is required to return any such payment or portion thereof prior to the Termination Date (as defined below) of this Surety Bond because such payment was voided under applicable law, with respect to which order the appeal period has expired without an appeal having been filed (the "Final Order"), (y) an assignment, in form reasonably satisfactory to CapMAC, irrevocably assigning to CapMAC all rights and claims of such

Beneficiary relating to or arising under such Avoided Payment and (z) a Notice for Payment in the form of Exhibit A hereto appropriately completed and executed by the Beneficiary. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the Beneficiary directly.

               Notwithstanding the foregoing, in no event shall CapMAC be obligated to make any payment in respect of any Avoided Payment, which payment represents a payment of the principal amount of the Class A Certificates, prior to the time CapMAC would have been required to make a payment in respect of such principal pursuant to clause (b) or clause (c) of the first paragraph of this Surety Bond.

               CapMAC will pay or cause to be paid to the Trustee, irrevocably and unconditionally and without the prior assertion of any defenses to payment, including fraud in inducement or fact, the amount demanded in a Notice for Payment (a) pursuant to clauses (a), (b) or (c) of the first paragraph of this Surety Bond on in immediately available funds on the later of (x) 11:00 a.m. New York City time on the Business Day immediately preceding a Distribution Date and, (y) 11:00 a.m. New York City time on the Business Day next succeeding presentation to CapMAC (as hereinafter provided) of a notice for payment in the form of Exhibit A hereto ("Notice for Payment"), appropriately completed and executed by the Trustee; and (b) in respect of Avoided Payments prior to 11:00 a.m. New York City time on the second Business Day following CapMAC's receipt of the documents required under clauses (x) through (z) of the second preceding paragraph. Any such documents received by CapMAC after 12:00 p.m. New York City time on any Business Day or on any day that is not a Business Day shall be deemed to have been received by CapMAC prior to 12:00 p.m. on the next succeeding Business Day. All payments made by CapMAC hereunder in respect of Avoided Payments will be made with CapMAC's own funds.

               A Notice for Payment under this Surety Bond must be received by CapMAC by 12:00 p.m. New York City time on any Business Day by (i) delivery of the original Notice for Payment to CapMAC at its address set forth below, or
(ii) facsimile transmission of the original Notice for Payment to CapMAC at its facsimile number set forth below. If presentation is made by facsimile transmission, the Trustee shall (i) simultaneously confirm transmission by telephone to CapMAC at its telephone number set forth below, and (ii) as soon as reasonably practicable, deliver the original Notice for Payment to CapMAC at its address set forth below. Any Notice for Payment received by CapMAC after 12:00 p.m. New York City time, on a Business Day, or on any day that is not a Business Day, will be deemed to be received by CapMAC at 9:00 a.m., New York City time, on the next succeeding Business Day.

               CapMAC hereby waives and agrees not to assert any and all rights to require the Trustee to make demand on or to proceed against any person, party or security prior to demanding payment under this Surety Bond.

               No defenses, set-offs and counterclaims of any kind available to CapMAC so as to deny payment of any amount due in respect of this Surety Bond will be valid and CapMAC hereby waives and agrees not to assert any and all such defenses, set-offs and counterclaims, including, without limitation, any such rights acquired by subrogation, assignment or otherwise.


               Any rights of subrogation acquired by CapMAC as a result of any payment made under this Surety Bond shall, in all respects, be subordinate and junior in right of payment to the prior indefeasible payment in full of all amounts due the Trustee on account of payments due under the Senior Certificates.

               This Surety Bond is neither transferable nor assignable except, in whole but not in part, to a successor Trustee duly appointed and qualified under the Pooling and Servicing Agreement. Such transfer and assignment shall be effective upon receipt by CapMAC of a copy of the instrument effecting such transfer and assignment signed by the transferor and by the transferee, and a certificate, properly completed and signed by the transferor and the transferee, in the form of Exhibit B hereto (which shall be conclusive evidence of such transfer and assignment), and, in such case, the transferee instead of the transferor shall, without the necessity of further action, be entitled to all the benefits of and rights under this Surety Bond in the transferor's place, provided that, in such case, the Notice for Payment presented hereunder shall be a certificate of the transferee and shall be signed by one who states therein that he is a duly authorized officer of the transferee.

               All notices, presentations, transmissions, deliveries and communications made by the Trustee to CapMAC with respect to this Surety Bond shall specifically refer to the number of this Surety Bond and shall be made to CapMAC at:


               Capital Markets Assurance Corporation
               885 Third Avenue, 14th Floor
               New York, N.Y. 10022

               Attention: Managing Director,
                              Consumer Structured Finance

               Telephone: (212) 891-4271
               Facsimile: (212) 755-5462


or such other address, officer, telephone number or facsimile number as CapMAC may designate to the Trustee in writing from time to time. Each such notice, presentation, delivery and communication shall be effective only upon actual receipt by CapMAC.

               The obligations of CapMAC under this Surety Bond are irrevocable, primary, absolute and unconditional (except as expressly provided herein) and neither the failure of the Trustee, the Seller, the Depositor, the Master Servicer or any other person, to perform any covenant or obligation in favor of CapMAC (or otherwise), nor the commencement of any bankruptcy, debtor or other insolvency proceeding by or against the Trustee, the Seller, the Depositor, the Master Servicer or any other person shall in any way affect or limit CapMAC's obligations under this Surety Bond. If an action or proceeding to enforce this Surety Bond is brought, the Beneficiary shall be entitled to recover from CapMAC costs and expenses reasonably incurred, including without limitation reasonable fees and expenses of counsel.


               There shall be no acceleration payment due under this Surety Bond unless such acceleration is at the sole option of CapMAC.

               This Surety Bond and the obligations of CapMAC hereunder shall terminate upon the earliest to occur of (a) the date which is one year and one day from the date on which the Aggregate Class A Certificate Balance for the Group I Certificates and the Group II Certificates has been reduced to zero;
(b) the receipt by CapMAC, on any Business Day following receipt of written notice from the Trustee terminating this Surety Bond as a result of (i) a downgrade of its claims paying ability rating by any Rating Agency which results in a downgrading of the then current rating of the Senior Certificates or (ii) the occurrence of a Certificate Insurer Default, provided, however, that no termination under this clause (b) shall be effective until all amounts due or that become due to CapMAC under the Insurance Agreement are irrevocably paid in full in cash and the original Surety Bond shall have been surrendered to CapMAC for cancellation; and (c) the date which is one year and one day following the Distribution Date occurring in [Final Scheduled Distribution Date].

               The foregoing notwithstanding, if an Insolvency Proceeding is existing by or against the Seller during the one year and one day period set forth in clauses (a) or (c) above, then this Surety Bond and CapMAC's obligations hereunder shall terminate on the later of (i) the date of the conclusion or dismissal of such Insolvency Proceeding without continuing jurisdiction by the court in such Insolvency Proceeding, and (ii) the date on which CapMAC has made all payments required to be made under the terms of this Surety Bond in respect of Avoided Payments.

               Upon the termination of this Surety Bond, the Trustee shall promptly deliver this original Surety Bond to CapMAC at the address set forth herein.

               This Surety Bond is not covered by the property/casualty insurance fund specified in Article Seventy-six of the New York State insurance law.

               This Surety Bond sets forth in full the undertaking of CapMAC, and shall not be modified, altered or affected by any other agreement or instrument, including any modification or amendment to any other agreement or instrument, or by the merger, consolidation or dissolution of the Trust or any other Person and may not be canceled or revoked prior to the time it is terminated in accordance with the express terms hereof.

               THIS SURETY BOND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

               IN WITNESS WHEREOF, CapMAC has caused this Surety Bond to be executed on the date first written above.

                    CAPITAL MARKETS ASSURANCE CORPORATION


                         By:_________________________